UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended September 30, 1998       Commission File No. 1-5591


                      PENNZOIL COMPANY
(Exact name of registrant as specified in its charter)


             Delaware                          74-1597290
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967
(Address of principal executive offices)




EXHIBIT

                        PENNZOIL COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
-----------

          3    By-laws of Pennzoil Company, as amended through September
               23, 1998.

         12 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the nine months ended September 30, 1998 and 1997.

         27    Financial Data Schedule